UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 8, 2007
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.
SIGNATURES

ITEM 7.01 REGULATION FD DISCLOSURE.
     Reuters Limited — In June 2007, we entered into a master services agreement with Reuters Limited to manage and maintain Reuters’ InfoPoint network at digital signage locations in and outside of the United States. The InfoPoint network is a lifestyle, news, information and pictures-based digital signage display network designed for the out-of-home market. The network is designed for public spaces, lobbies, waiting areas and walk ways. Our RoninCast digital signage software will be supplied to Reuters through our reseller partner, Richardson Electronics, for up to 1,000 units at Reuters locations by 2010. Reuters is the world’s largest international multimedia news agency, providing investing news, world news, business news, technology news, headline news, small business news via the internet, video, mobile and interactive television platforms. We will provide system support to Reuters’ network on a 24-hour per day, 7-day per week and 365 days per year basis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2007	Wireless Ronin Technologies, Inc.
	By:	/s/ Brian S. Anderson
Brian S. Anderson
Vice President and Controller

3